99.4 Effect of changes on amounts previously reported for full year 2010.

	USD 000's	2010	Merge PMC	Reclassify Primaloft	Full year 2010
		As reported	and EF	to Discontinued	in 2012 format
Net sales	PMC	$ 623,555	$ (623,555)		$ -
	Machine Clothing	-	701,020		701,020
	EF	77,465	(77,465)		-
	Composites	41,867			41,867
	Primaloft	22,882		(22,882)	-
	Total	$ 765,769	$ -	$ (22,882)	$ 742,887

Gross margin	PMC	$ 265,111	$ (265,111)		$ -
	Machine Clothing	-	290,426		290,426
	EF	25,315	(25,315)		-
	Composites	(2,608)			(2,608)
	Primaloft	12,790		(12,790)	-
	Non Segment	(5,845)			(5,845)
	Total	$ 294,763	$ -	$ (12,790)	$ 281,973

Selling, technical	PMC	$ 104,845	$ (104,845)	$ -	$ -
general and research	Machine Clothing	-	120,002		120,002
expenses	EF	15,157	(15,157)		-
	Composites	5,638			5,638
	Primaloft	6,180		(6,180)	-
	Research	26,064			26,064
	Non Segment	61,847		(34)	61,813
	Total	$ 219,731	$ -	$ (6,214)	$ 213,517

Restructuring	PMC	$ 3,705	$ (3,705)		$ -
included in segment	Machine Clothing	-	4,762		4,762
	EF	1,057	(1,057)		-
	Composites	930			930
	Primaloft	-		-	-
	Research	-			-
	Non Segment	(1,945)			(1,945)
	Total	$ 3,747	$ -	$ -	$ 3,747

Operating income	PMC	$ 156,561	$ (156,561)	$ -	$ -
	Machine Clothing	-	165,662	-	165,662
	EF	9,101	(9,101)	-	-
	Composites	(9,176)	-	-	(9,176)
	Primaloft	6,610	-	(6,610)	-
	Research	(26,064)	-	-	(26,064)
	Non Segment	(65,747)	-	34	(65,713)
	Total	$ 71,285	$ -	$ (6,576)	$ 64,709